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                                                                      EXHIBIT 99



                                                                  March 28, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

     Re: Confirmation of Arthur Andersen LLP Representations

Ladies and Gentlemen:

     Arthur Andersen LLP has represented to Centene Corporation that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

                                          Sincerely,

                                          CENTENE CORPORATION



                                          By: /s/ KAREY L. WITTY
                                             -----------------------------------
                                          Name:  Karey L. Witty
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Secretary